UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 Form 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 16, 2002
(Exact name of registrant as specified in its charter)	Richardson Electronics, Ltd.
(State or other jurisdiction of incorporation)	Delaware
(Commission file Number)	0-12906
(IRS Employer Identification No.)	36-2096643
(Address of principal executive office)	40W267 Keslinger Road, P. O. Box 393, La Fox, IL
(Zip Code)	60147-0393
Registrant's telephone number, including area code	630-208-2386

This Current Report on Form 8-K contains a total of 3 pages.

Item 9. Regulation FD Disclosure.

Registrant issued the following press release today.

Richardson Electronics Announces Proposed Sale of Medical Glassware Business to Philips Medical Systems

LaFox, IL, Wednesday, January 16, 2002: Richardson Electronics, Ltd. (NASDAQ: RELL) today announced that it has entered into a letter of intent agreeing in principle to sell certain assets of its medical glassware business to Philips Medical Systems. Terms of the transaction were not disclosed and the transaction is subject to due diligence.

Philips would acquire Richardson's glassware business including the reloading and distribution of x-ray, CT, and image intensifier tubes. The assets of the glassware business are currently part of Richardson's Medical Systems Group. The Medical Systems Group reported sales of $40 million in fiscal 2001, of which glassware accounted for about half. The balance of the Medical Systems Group revenue base, comprised of medical monitors and associated display products, will be retained and managed by Richardson's Display Systems Group.

"We believe this agreement benefits all parties," said Edward J. Richardson, Chairman and Chief Executive Officer of Richardson Electronics. "This business has an excellent fit within the Philips organization and will give our Medical Systems Group's glassware customers the opportunity to work with the leading supplier of medical systems in the world. Also, our Medical Systems Group personnel will benefit from the commitment and resources Philips has dedicated to this industry."

Mr. Richardson added, "The medical monitor and display business that Richardson retains grew 71.5 percent in fiscal 2001 and is a perfect fit with our existing Display Systems Group, which grew sales to $42.7 million in fiscal 2001. As with our RF and Wireless, Industrial Power and Security Systems business units, the Display Systems Group follows our 'engineered solutions' strategy, which stresses adding values through focusing on customer needs by providing engineering and design services and technical sales support." "The sale will also allow Richardson to focus more of its resources on our four remaining strategic business units. We feel that the consolidation of our resources will facilitate the acceleration of our rate of sales and earnings growth," Mr. Richardson concluded.

This release includes certain "forward looking" statements as defined by the SEC. Such statements are not guarantees of future performance since the company's operations involve risks and uncertainties and actual results may differ materially from predictions. Reference is made to the company's Form 10-Q's and 10-K's for a summary of some of the risks that may affect the company's performance.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of "engineered solutions," serving the RF and wireless communications, industrial power conversion, medical imaging, security and display systems markets. The Company delivers engineered solutions for its customers' needs through product manufacturing, systems integration, prototype design and assembly, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

_Richardson Electronics, Ltd.__
(Registrant)

By: __/s/ William J. Garry______
(Signature)
William J. Garry
Senior V.P. and C.F.O.

Date ___January 16, 2002_____